Exhibit 99.1

10/9/2026

Prudential Financial Provides Update on FSA Orders and Path Forward for its Japan Businesses

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Business suspension order received from Japan’s Financial Services Agency (“FSA”) for Prudential of Japan (“POJ”) extends the period in which it cannot solicit new business to January 31, 2027, and partial business suspension order for Gibraltar Life (“Gibraltar”) applies to its Life Consultant channel through the same date

•	Business improvement orders also received from the FSA require submission and execution of business improvement plans from Prudential Holdings of Japan (“PHJ”), POJ, and Gibraltar

•	Prudential Financial’s Chairman & CEO and CFO will host a conference call with the investment community today at 8:00 a.m. ET to discuss the orders, the estimated financial impacts, and the path ahead

TOKYO, JAPAN/NEWARK, N.J., October 9, 2026 – The Prudential Life Insurance Company, Ltd. (“Prudential of Japan” or “POJ”), Gibraltar Life Insurance Company, Ltd. (“Gibraltar”), and Prudential Holdings of Japan, Inc. (“PHJ”), subsidiaries of Prudential Financial, Inc. (NYSE: PRU) (“Prudential Financial”), announced today the receipt of business suspension and improvement orders issued by Japan’s Financial Services Agency (“FSA”).

The FSA issued business suspension and business improvement orders to POJ and business improvement and partial business suspension orders to Gibraltar. The orders to both businesses were issued under Article 132, Paragraph 1 of the Insurance Business Act (Act No. 105 of 1995) (the “IBA”). In addition, the FSA issued a business improvement order to PHJ under Article 271-29, Paragraph 1 of the IBA.

In POJ, the business suspension order extends the period in which POJ cannot solicit new business to January 31, 2027, to allow additional time to advance the remediation actions already underway. Both the Special Investigation Committee’s investigation, as previously disclosed on October 8, 2026, and the FSA’s inspection findings examined the conditions that contributed to the misconduct in POJ. The findings validated the priorities established at the beginning of the voluntary suspension to strengthen governance and accountability, enhance the sales model to place greater emphasis on customer outcomes, simplify the organization, and reinforce a culture of accountability, positioning POJ to deliver better customer and business outcomes.

“We once again extend our deepest apologies to the customers and all other stakeholders who have been affected by this situation,” said Hiromitsu Tokumaru, president and chief executive officer of Prudential of Japan. “We are fundamentally reshaping how we operate. Through our established priorities, we are creating a business that will be more resilient, more accountable, and better equipped to earn and maintain our customers’ trust. Our goal is to return to market with an operating model that reflects the lessons learned and positions POJ for long-term success.”

In Gibraltar, the partial business suspension order, also concluding on January 31, 2027, applies to the Life Consultant channel and not the independent agency channel. Gibraltar conducted outreach to over two million of its customers in recent months and continues to evaluate and enhance its operating model to ensure delivery of customer-focused outcomes.

“Gibraltar has a strong foundation, and our focus will be on making it even stronger,” said Hiroyoshi Kaburagi, president and chief executive officer of Gibraltar. “As we enhance our operating model, we will do so with an unwavering commitment to serving our customers and earning their trust every day. We remain deeply committed to building on the strengths that differentiate Gibraltar.”

Under the business improvement orders, PHJ, POJ, and Gibraltar will submit business improvement plans to the FSA by the end of November 2026 and report on their progress regularly.

“The actions we are taking are about creating a stronger foundation for the future of our Japan businesses,” said Brad Hearn, president and chief executive officer of Prudential Holdings of Japan. “While POJ and Gibraltar are following paths tailored to their unique circumstances, our shared objective is clear: to strengthen governance, enhance accountability, and restore and reinforce the customer trust that has underpinned our business in Japan for nearly four decades. As we return to market, we will do so as stronger and more resilient organizations, well positioned to serve customers and deliver sustainable value over time.”

POJ and Gibraltar remain financially sound and able to meet their obligations. Japan continues to be a key strategic priority and a core component of Prudential Financial’s global business portfolio, and the parent company continues to provide full support and resources as these reforms advance. The suspension does not apply to Prudential Financial’s or PGIM’s other business units in Japan, including Prudential Gibraltar Financial Life (“PGFL”).

“Japan remains one of Prudential’s most important markets and a cornerstone of our global franchise,” said Andy Sullivan, chairman and chief executive officer of Prudential Financial. “The work underway reflects our determination not only to address current challenges, but to build an even stronger foundation for the future. By reinforcing the trust that has long defined our relationships with customers and continuing to strengthen our businesses, we believe our Japan franchise will emerge more resilient, more competitive, and well positioned to create value for customers, employees, and shareholders for years to come.”

Prudential Financial’s Chairman & CEO and CFO will host a conference call on Friday, October 9 at 8:00 a.m. ET to discuss this announcement in more detail. The conference call will be broadcast live over the Company’s Investor Relations website at investor.prudential.com. Please log on 15 minutes prior to the start of the call in the event necessary software needs to be downloaded. Institutional investors, analysts, and other interested parties are invited to listen to the call by dialing one of the following numbers: (877) 407-8293 (domestic) or (201) 689-8349 (international). A replay will also be available on the Investor Relations website through October 23. To access a replay via phone starting at 3:00 p.m. ET on October 9 through October 23, dial (877) 660-6853 (domestic) or (201) 612-7415 (international) and use replay code 13763227.

About Prudential Financial

Prudential Financial, Inc. (NYSE: PRU), a global financial services leader and premier active global investment manager with approximately $1.6 trillion in assets under management as of June 30, 2026, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help make lives better and create financial opportunity for more people by expanding access to investing, insurance, and retirement security. Prudential’s iconic Rock symbol has stood for strength, stability, expertise, and innovation for over 150 years. For more information, please visit news.prudential.com.

Forward-Looking Statements

Certain of the statements included in this release, including those regarding the anticipated timing and scope of POJ’s and Gibraltar’s return to market, the submission and implementation of business improvement plans and other remediation measures, the expected strengthening of governance, accountability, operating models, and customer trust, and the Japan businesses’ future resilience, competitiveness and ability to deliver sustainable long-term value, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. Prudential Financial, Inc.’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements include, among others, losses on investments or financial contracts due to deterioration in credit quality or value, or counterparty default; losses on insurance products due to mortality experience, morbidity experience or policyholder behavior experience that differs significantly from our expectations when we price our products; and uncertainty regarding remediation of the matters discussed herein. Additional factors and uncertainties that could cause actual results to differ can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document.

MEDIA CONTACT: Ashley Pope, ashley.pope@prudential.com

INVESTOR RELATIONS CONTACT: Tina Madon, investor.relations@prudential.com